EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Network Equipment Technologies, Inc. on Form S-8 of our reports dated April 18, 2000, appearing in the Annual Report on Form 10-K of Network Equipment Technologies, Inc. for the year ended March 31, 2000.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

San Jose, California

August 18, 2000